                                                               Exhibit 99(a)(16)
                            THE MUNDER FUNDS, INC.
                            ARTICLES SUPPLEMENTARY

     THE MUNDER FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated February 14, 2000 pursuant to Section 2-208 of Maryland General Corporate Law, duly increased the total number of shares which the Corporation shall have the authority to issue to four billion, three hundred million (4,300,000,000) shares of Common Stock of the par value of $0.01 per share and of the aggregate par value of forty three million dollars ($43,000,000); and duly classify 400,000,000 shares of the unissued, authorized capital stock of the Corporation into the following additional series, designated as follows:

                                                            Authorized Shares by Class (in millions)
                                                            ----------------------------------------
Name of Series                                 A              B             Y           K           II
--------------                                 --             --            -           --          --
Munder International NetNet Fund               115            115           65          25          80

and; duly classify 20,000,000 shares of the unissued, authorized capital stock of the Corporation into the following series, designated as follows:

                                                                              Authorized Shares by Class
                                                                                     (in millions)
                                                                                      -----------
Name of Series                                                                            II
--------------                                                                            --
Munder Growth Opportunities Fund                                                          10
Munder Focus Growth Fund (formerly Munder Equity Selection Fund)                          10

; and further

     SECOND: The shares of the Corporation authorized and classified pursuant to Article First of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of capital stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had the authority to issue three billion, three hundred million (3,300,000,000) shares of Common Stock of the par value of $0.01 per share and having an aggregate par value of thirty three million dollars ($33,000,000), of which the Board of Directors has designated two billion, seven hundred and eighty million, (2,780,000,000) (including 2,605,000,000 shares previously designated) shares into Series and classified the shares of each Series as follows:

                         Previously Classified Shares
                         ----------------------------


                                                  Authorized Shares
Name of Series                                    (in millions)
--------------                                     ------------
Munder Financial Services Fund                              50

                                                                              Authorized
                                                                     Shares by Class (in millions)
                                                                     -----------------------------
Name of Series                                                  A          B          Y          C          K
--------------                                                  -          -          -          -          -
Munder Multi-Season Growth Fund                                 10         60         50         10         50
Munder Money Market Fund                                        105        70         600        45         300
Munder Real Estate Equity Investment Fund                       10         50         10         10         10
Munder Equity Selection Fund                                    10         20         40         20         10
Munder International Bond Fund                                  20         40         20         10         10
Munder Value Fund                                               5          10         10          5         10
Munder Micro-Cap Equity Fund                                    10         15         10         10         10
Munder Small-Cap Value Fund                                     10         15         10         10         10
Munder All-Season Conservative Fund                             12.5       12.5       25         N/A        N/A
Munder All-Season Moderate Fund                                 12.5       12.5       25         N/A        N/A
Munder All-Season Aggressive Fund                               12.5       12.5       25         N/A        N/A
Munder Growth Opportunities Fund                                3.4        3.3        20         3.3        20
Munder Convertible Securities Fund                              5          5          30         0          10
Munder NetNet Fund                                              115        115        65         80         N/A

                                                                          Authorized
                                                                 Shares by Class (in millions)
                                                                 -----------------------------
                                                                                 Michigan Municipal
Name of Series                                    A       B      Y       C       League (formerly "K")
--------------                                    -       -      -       -       ---------------------
Munder Short Term Treasury Fund                   0       0      90      0       10

                                                Authorized
                                        Shares by Class (in millions)
                                        -----------------------------
Name of Series                          A        B         Y       II
--------------                          -        -         -       --
Munder Future Technology Fund          100      100        25       40


     As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of four billion, three hundred million (4,300,000,000) shares of Common Stock of the par value of $0.01 per share and having an aggregate par value of forty three million dollars ($43,000,000), of which the Board of Directors has designated three billion, two hundred million, (3,200,000,000) (including 2,780,000,000 shares previously designated) shares into Series and classified the shares of each Series as follows:

                        Current Classification of Shares
                        --------------------------------

                                        Authorized Shares
Name of Series                          (in millions)
--------------                           ------------
Munder Financial Services Fund                   50



                                                                    Authorized
                                                           Shares by Class (in millions)
                                                           -----------------------------
                                                                                Michigan
                                                                                Municipal
Name of Series                                      A    B     Y    C    K       League       II
--------------                                      -    -     -    -    --      ------       --
Munder Multi-Season Growth Fund                     10    60   50   10   50        N/A        N/A
Munder Money Market Fund                           105    70  600   45  300        N/A        N/A
Munder Real Estate Equity Investment Fund           10    50   10   10   10        N/A        N/A

                                                                    Authorized
                                                           Shares by Class (in millions)
                                                           -----------------------------
                                                                                Michigan
                                                                                Municipal
Name of Series                                      A    B     Y    C    K       League       II
--------------                                      -    -     -    -    --      ------       --
Munder Focus Growth Fund (formerly                  10    20   40   20   10        N/A         10
Munder Equity Selection Fund)
Munder International Bond Fund                      20    40   20   10   10         N/A        N/A
Munder Value Fund                                    5    10   10    5   10         N/A        N/A
Munder Micro-Cap Equity Fund                        10    15   10   10   10         N/A        N/A
Munder Small-Cap Value Fund                         10    15   10   10   10         N/A        N/A
Munder All-Season Conservative Fund                12.5  12.5  25   N/A  N/A        N/A        N/A
Munder All-Season Moderate Fund                    12.5  12.5  25   N/A  N/A        N/A        N/A
Munder All-Season Aggressive Fund                  12.5  12.5  25   N/A  N/A        N/A        N/A
Munder Growth Opportunities Fund                    3.4   3.3  20   3.3   20        N/A         10
Munder Convertible Securities Fund                   5     5   30    0    10        N/A        N/A
Munder NetNet Fund                                  115  115   65    80  N/A        N/A        N/A
Munder Short Term Treasury Fund                      0     0   90    0   N/A         10        N/A
Munder Future Technology Fund                       100   100  25   N/A  N/A        N/A         40
Munder International NetNet Fund                    115   115  65   N/A   25        N/A         80

     FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the various classes of shares shall be as set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

     (a) The assets of each Class of a Series shall be invested in the same investment portfolio of the Corporation.
     (b) The dividends and distributions of investment income and capital gains with respect to each class of shares shall be in such amount as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocations of the expenses of the Corporation among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner it deems appropriate.
     (c) Class A shares of each Series and Class II shares of each Series (including fractional shares) may be subject to an initial sales charge pursuant to the terms of the issuance of such shares.
     (d) The proceeds of the redemption of Class B shares, Class C shares and Class II shares of each Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.
     (e) The holders of Class A shares, Class B shares, Class C shares and Class II shares of each Series shall have (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective class of the respective Series and (ii) no voting rights with respect to the provisions of any Plan applicable to any other class or Series of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of the respective Series of share s.

     (f)(1) Each Class B share of each Series, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of that Series on the date that is the first business day of the month in which the sixth anniversary of the issuance of the Class B shares occurs (the "Conversion Date"). With respect to Class B shares issued in an exchange or series of exchanges for shares of capital stock of another investment company or class or series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Corporation, the date of issuance of the Class B shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of capital stock.
          (2) Each Class B share of a Series purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate sub-account. Each time any Class B shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares, an equal pro rata portion of the Class B shares then in the sub-account shall also convert automatically to Class A shares without any action or choice on the part of the holder thereof. The portion shall be determined by the ratio that the shareholder's Class B shares of a Series converting to Class A shares bears to the shareholder's total Class B shares of that Series not acquired through dividends and distributions.
          (3) The conversion of Class B shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B shares does not result in the Corporation's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.
          (4) The number of Class A shares of a Series into which a share of Class B shares is converted pursuant to paragraphs (f)(1) and (f)(2) hereof shall equal the number (including for this purpose fractions of shares) obtained by dividing the net asset value per share of the Class B shares of the Series (for purposes of sales and redemptions thereof on the Conversion
     Date) by the net asset value per share of the Class A shares of the Series (for purposes of sales and redemptions thereof on the Conversion Date).
          (5) On the Conversion Date, the Class B shares of a Series converted into Class A shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of Class A shares into which the Class B shares have been converted and (ii) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A shares resulting from the conversion need not be issued until certificates representing Class B shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

     IN WITNESS WHEREOF, The Munder Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:  March 1, 2000
                                                  THE MUNDER FUNDS, INC.
[CORPORATE SEAL]
                                                  By:   /s/ Terry H. Gardner
                                                        --------------------
                                                       /S/  Terry H. Gardner
                                                            Vice President


Attest:


By:   /s/ Libby E. Wilson
      -------------------
     Libby E. Wilson
     Assistant Secretary

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